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                                                                     EXHIBIT 5.1

                  [Gray Cary Ware & Freidenrich LLP Letterhead]


January 15, 2002
Genetronics Biomedical Corporation
11199 Sorrento Valley Road
San Diego, CA 92121

        RE: GENETRONICS BIOMEDICAL CORPORATION (THE "COMPANY") FORM S-3 FILING

Ladies and Gentlemen:

        We are counsel for the Company, a corporation incorporated pursuant to the laws of the state of Delaware. We are rendering this opinion in connection with the Company's S-3 registration under the Securities Act of 1933, as amended, of up to 9,289,990 shares of common stock (the "Shares") which are issued, or issuable, to the selling stockholders named in such registration statement.

        We have made or caused to be made such investigations and examined originals or copies certified or otherwise identified to our satisfaction, of such records and corporate proceedings, certificates and other documents that we have considered relevant to this opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or confirmed copies or facsimiles. We have further assumed that the Shares issuable upon the exercise of warrants will be issued in compliance with the terms of such warrants as well as the terms of any other agreements applicable to the warrants.

        The opinions expressed herein are limited to the application of the laws of the state of Delaware and the laws of the United States applicable therein, in effect on the date hereof. This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

        Based on and subject to the foregoing, we are of the opinion that the Shares which have been issued are validly issued, fully paid and non-assessable, and the shares which are issuable upon the exercise of warrants will be validly issued, fully paid and non-assessable.

        This opinion may be delivered only to the Securities and Exchange Commission (the "SEC") and is solely for the benefit of the SEC in connection with the Company's filing of the registration statement on Form S-3. This opinion may not be relied upon by the SEC for any other purpose or by any other person, firm, or corporation for any purpose without the prior written consent of this firm.

        We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and the use of our name wherever it appears in said registration statement.

                                       Respectfully submitted,


                                       /s/ Gray Cary Ware & Freidenrich LLP
                                       ------------------------------------
                                       Gray Cary Ware & Freidenrich LLP


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